                                                                       EXHIBIT 5

                                 ALSTON&BIRD LLP

                               One Atlantic Center
                           1201 West Peachtree Street
                           Atlanta, Georgia 30309-3424

                                  404-881-7000
                                Fax: 404-881-7777
                                 www.alston.com

                                LAURA G. THATCHER

                          E-MAIL: LTHATCHER@ALSTON.COM

                               September 15, 2000


Caredata.com, Inc.
Two Piedmont Center Suite 400
Atlanta, Georgia 30305-1502

         Re:    Registration Statement on Form S-8

Ladies and Gentlemen:

         We have acted as counsel to Caredata.com, Inc., a Delaware corporation (the "Corporation"), in connection with the filing of the above-referenced Registration Statement on Form S-8 (the "Registration Statement") with the Securities and Exchange Commission (the "Commission") to register under the Securities Act of 1933, as amended (the "Securities Act"), 400,000 shares of the Corporation's Common Stock, $0.001 par value per share ("Common Stock"), that may be issued pursuant to the Caredata.com, Inc. 1998 Long-Term Incentive Plan (the "LTIP"). This opinion letter is rendered pursuant to Item 8 of Form S-8 and
Item 601(b)(5) of the Commission's Regulation S-K.

         We have examined the LTIP, the Certificate of Incorporation of the Corporation, as amended, the Bylaws of the Corporation, as amended, records of proceedings of the Board of Directors of the Corporation deemed by us to be relevant to this opinion letter, the Registration Statement and other documents and agreements we deemed necessary for purposes of expressing the opinion set forth herein. We also have made such further legal and factual examinations and investigations as we deemed necessary for purposes of expressing the opinion set forth herein.

         As to certain factual matters relevant to this opinion letter, we have relied upon certificates and statements of officers of the Corporation and certificates of public officials. Except to the extent expressly set forth herein, we have made no independent investigations with regard thereto, and, accordingly, we do not express any opinion as to matters that might have been disclosed by independent verification.

         This opinion letter is provided to the Corporation and the Commission for their use solely in connection with the transactions contemplated by the Registration Statement and may not be used, circulated, quoted or otherwise relied upon by any other person or for any other purpose without our express written consent. The only opinion rendered by us consists of those matters set forth in the sixth paragraph hereof, and no opinion may be implied or inferred beyond those expressly stated.

         Our opinion set forth below is limited to the General Corporation Law of the State of Delaware, applicable provisions of the Constitution of the State of Delaware and reported judicial decisions interpreting such General Corporation Law and Constitution, and we do not express any opinion herein concerning any other laws.

         Based on the foregoing, it is our opinion that the 400,000 shares of Common Stock covered by the Registration Statement and to be issued pursuant to the LTIP, when issued in accordance with the terms and conditions of the LTIP, will be validly issued, fully paid and nonassessable.

         We consent to the filing of this opinion letter as an exhibit to the Registration Statement and to the use of our name wherever appearing in the Registration Statement. In giving such consent, we do not thereby admit that we are within the category of persons whose consent is required under Section 7 of the Securities Act or the rules and regulations of the Commission thereunder.

                                            ALSTON & BIRD LLP



                                            By: /s/ Laura G. Thatcher
                                                -------------------------------
                                                Laura G. Thatcher, Partner